Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Archimedes Tech SPAC Partners Co. of our report dated September 10, 2021 relating to the consolidated financial statements of SoundHound, Inc. for the year ended December 31, 2019, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ OUM & CO. LLP

San Francisco, California

February 14, 2022